AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of August 7, 2000 and is entered into by and between EFTC Corporation, and RM Electronics, Inc. (collectively the "Borrower"), the various financial institutions that are or may from time to time become parties to the Agreement referred to below (collectively, the "Lenders" and, individually a "Lender") and Bank of America, N.A., as agent (in such capacity, together with its successors and assignees in such capacity, the "Agent") and the sole lead arranger for the Lenders. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement (as hereinafter defined).

                                   WITNESSETH

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Loan and Security Agreement dated as of March 30, 2000, as amended and supplemented (the "Agreement"); and

         WHEREAS, the Borrower desires to amend the Agreement and the Agent and the Lenders are willing to do so, subject to the terms and conditions stated herein;

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agent, the Borrower and Lenders hereby agree as follows:

        Section 1. Amendment to the Agreement. The Agent, Lenders and Borrower agree that the Agreement shall be amended as follows:


                A. Amendment to Section 1. The definitions of "Borrowing Base", "EBITDA", "Fixed Charges" and "Inventory Limit" contained in
          Section 1 of the Agreement are amended to read as follows:

                           "`Borrowing Base' means, at any time, an amount equal
                  to (a) the lesser of (i) the Maximum Revolver Amount or (ii) the sum of (A) (1) the Accounts Advance Rate times (2) the difference between (y) the Net Amount of Eligible Accounts less (z) the Honeywell Reserve; plus (B) the lesser of (1) the Inventory Limit or (2) the sum of (x) the Inventory Advance Rate times the value of Eligible Inventory consisting of raw materials and finished goods plus (y) 30% of the value of Eligible Inventory consisting of work in process minus (z) the Availability Reserve; minus (b) the sum of (i) reserves for accrued and unpaid interest on the Obligations, (ii) the Environmental Compliance Reserve, (iii) the Bank Product Reserves, (iv) the Rent Reserve, and (v) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to any Borrower's account, including reserves for any amount which


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                  the Agent or any Lender may be obligated to pay in the future for the account of any Borrower.

                           `EBITDA' means, for any period, the sum of:

                           (1) the Adjusted Net Earnings From Operations of the Parent for such period; plus (or minus)

                           (2) to the extent that any of the items referred to in any of clauses (i) through (v) below are deducted (or added) in calculating such net income (or net loss):

                                    (i)     Interest  Expense of the Parent (to
                  the extent it exceeds interest income of the Parent) for such period;

                                    (ii)    income tax expense of the Parent
                  with respect to operations for such period;

                                    (iii)   the amount of all depreciation and
                  amortization of the Parent for such period;

                                    (iv)    the amount of any non-recurring
                  charges incurred in Fiscal Year 2000 in respect of: (x) transaction costs, (y) moving the `NEO' facility (not to exceed $500,000), and (z) consulting fees (not to exceed $3,500,000) provided, however, the sum of all transaction costs that have been incurred in the Parent's Fiscal Year 2000, cannot exceed $7,000,000; and

                                    (v) the amount of any non-recurring charges
                  incurred in the second, third, and fourth fiscal quarters of Fiscal Year 2000 and the first and second quarters of Fiscal Year 2001 in respect of: (A) operating losses and other closure costs associated with the Parent's Fort Lauderdale, Florida facility, moving the Southwest Mil-Spec Manufacturing Facility from Tucson to Phoenix and moving the Parent's headquarters facility from Denver to Phoenix (not to exceed $1,900,000 in actual cash expenses for moving, relocation, headhunter fees, severance, retention, signing bonuses and other expenses associated with relocation), (B) fees and costs associated with the hiring of new management and reimbursement of direct costs incurred by Thayer and Blum on behalf of the Borrowers (not to exceed $1,800,000), (C) moving the "NEO" facility (not to exceed $1,500,000 in actual costs and expenses in addition to those charges itemized in subsection
                  (iv) above), (D) write-down of property plant and equipment, accounts receivable and inventory, as well as any other non-cash charges associated with, among other things, the relocations (not to exceed $8,500,000, in non-cash charges), and (E) costs associated with early termination of Hewitson consulting agreements (not to exceed $800,000 in addition to other consulting fees itemized in subsection (iv) above),


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                  provided, however, that none of these cash and noncash items were contemplated or accounted for in the Latest Projections delivered to the Agent on or prior to the Closing Date and provided further that the sum of all such cash transactions shall not exceed $6,000,000 and that the sum of all non-cash transactions shall not exceed $8,500,000.

                           'Fixed Charges' means, for any period, the sum of (i)
                  the aggregate amount of cash required to be paid by the Borrowers in respect of Interest Expense for such period, (ii) the aggregate amount of cash required to be paid by the Borrowers in respect of income taxes for such period, (iii) all non-financed Capital Expenditures of the Borrowers made in such period, excluding the first $7,400,000 of Capital Expenditures incurred since the Closing Date, and (iv) all payments made in such period on account of: (x) the principal amount of the Borrowers' Debt for Borrowed Money (other than the Obligations), (y) Distributions, if any, allowed under
                  Section 9.10, and (z) Restricted Investments, if allowed, under Section 9.10.

                           `Inventory Limit' means $32,500,000 until July 1,
                  2001 and at all times thereafter means the lesser of (a) $22,500,000 or (b) the outstanding amount of Loans advanced at such time in respect of Eligible Accounts."

                  B. Additions to Section 1. Section 1 of the Agreement is amended to add the following definition:


                           "`Inventory Advance Rate' means fifty percent (50%)
                  which percent shall be reduced by one percentage point on November 1, 2000 and continuing to be further reduced by one percentage point on the first day of each month thereafter until the Inventory Advance Rate is forty-five percent (45%), provided, however, the Inventory Advance Rate shall be fifty percent (50%) beginning as of July 1, 2001 and at all times thereafter."

                C. Amendment to Section 9. Sections 9.24 and 9.25 of the Agreement are amended in their entirety to read as follows:


                           "9.24 Operating Lease Obligations. Neither any
                  Borrower nor any of its Subsidiaries shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrowers and their Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease and all other such leases would exceed $18,000,000 (such amount being referred to herein as `Permitted Rentals'). The term `Rentals' means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

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                           9.25 Capital Expenditures. To the extent that no
                  other term of this Agreement would be breached thereby, the Parent shall be entitled to make Capital Expenditures: (a) for the acquisition of Equipment and related software to the extent necessary to conduct its business, (b) up to $7,400,000 of Capital Expenditures for any purpose necessary to conduct its business, and (c) up to an additional $3,000,000 of Capital Expenditures not covered by the foregoing clause (b) for the acquisition of Real Estate to be used in its business: provided, however, that in connection with acquiring any such Real Estate that is not financed with purchase money Debt, the Parent shall provide the Agent with a deed of trust, mortgage or equivalent documentation providing the Agent with a Lien on such Real Estate, and such Real Estate shall be Collateral hereunder."

        Section 2. Consent. Notwithstanding any terms of the Agreement to the contrary, the Agent and the Lenders consent to the Borrower obtaining $14,000,000, net of expenses, in proceeds from the issuance of exchange notes in accordance with that certain First Amendment to the Securities Purchase Agreement, dated March 30, 2000, by and between the Purchaser and the Company, dated as of July 12, 2000, between Thayer-BLM Funding, LLC and EFTC Corporation and the Amended and Restated Annex I thereto (collectively, the "July Securities Purchase Agreement".)

        Section 3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                A. Amendment. Fully executed copies of this Amendment signed by the Borrower shall be delivered to Agent.

                B. Resolution. A Certificate executed by the Secretary or Assistant Secretary of Borrower certifying that the resolutions adopted by the Borrower's Board of Directors in connection with the Agreement, on or about March 30, 2000, remain in full force and effect and have not been modified or rescinded since their adoption.

                C. Receipt of Proceeds. Receipt by the Borrower of $14,000,000 in proceeds, net of expenses, from the issuance of the exchange notes in connection with the July Securities Purchase Agreement.

                D. Other Documents. Borrower shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

Agent agrees to execute and deliver a Certificate to Borrower within ten days of satisfaction of the conditions contained in this Amendment, certifying the effective date of the Amendment.

        Section 4.  Miscellaneous.


                A. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall


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        survive the  execution  and delivery of this  Amendment  and the other
        Loan Documents, and no investigation by Agent or Lenders or any closing shall affect the representations and warranties or the right of Agent or Lender to rely thereon.

                B. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

                C. Agreement Remains in Effect. The Agreement and the Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of such date.

                D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                E. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                F. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

                G. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

                H. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

                I. Documentation Fee. The Borrower shall pay to the Agent a documentation fee in the amount of $2,500 for the Amendment, which fee may be charged to the Borrower's Loan Account.

                J. Amendment Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $75,000 on the execution of the Amendment, which amendment fee may be charged to the Borrower's Loan Account.

                K. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT


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         BETWEEN LENDERS AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
         PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDERS AND BORROWER.

         IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

                                EFTC CORPORATION

                                By: /s/_________________________

                                Name: __________________________

                                Title: _________________________



                                RM ELECTRONICS, INC.

                                By: /s/_________________________

                                Name: __________________________

                                Title: _________________________



                       SIGNATURES CONTINUED ON NEXT PAGE]



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                                 BANK OF AMERICA, N.A.
                                          (as Agent)

                                 By: /s/_________________________

                                 Name: __________________________

                                 Title: _________________________


                                 BANK OF AMERICA, N.A.
                                         (as Lender)

                                 By: ____________________________

                                 Name: __________________________

                                 Title: _________________________



                                 PNC BANK, NATIONAL ASSOCIATION
                                         (as Lender)

                                 By: ____________________________

                                 Name: __________________________

                                 Title: _________________________


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